POWER OF ATTORNEY

The undersigned constitutes and appoints each of Clark
Moore and Linda Kaufman as the undersigned's true and
lawful attorneys-in-fact and agents, with full power of
substitution and resubstitution, for the undersigned
and in the undersigned's name, place and stead, to sign
any and all Securities and Exchange Commission statements
of beneficial ownership of securities of Pacific Asia
Petroleum, Inc. (the "Company") on Forms 3, 4 and 5 as
required under Section 16(a) of the Securities
Exchange Act of 1934, as amended, and to file the same
with all exhibits thereto, and other documents in
connection therewith, with the Securities and Exchange
Commission and the Company, granting unto said attorneys-
in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done under
said Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby
ratifying and confirming all that said attorney-in-fact
and agent may lawfully do or cause to be done by virtue
hereof.

A copy of this power of attorney shall be filed with
the Securities and Exchange Commission.  The authorization
set forth above shall continue in full force and effect
until the undersigned revokes such authorization by
written instructions to the attorneys-in-fact.

The authority granted hereby shall in no event be
deemed to impose or create any duty on behalf of the
attorneys-in-fact with respect to the undersigned's
obligations to file Forms 3, 4 and 5 with the Securities
and Exchange Commission.

Dated:  October 15, 2006

/s/Elizabeth P. Smith
Elizabeth P. Smith